                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          RED OAK HEREFORD FARMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ___________________________________________________________________________

    2) Aggregate number of securities to which transaction applies:

    ___________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________

    4) Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________

    5) Total fee paid:

    ___________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                          RED OAK HEREFORD FARMS, INC.
                               2010 Commerce Drive
                               Red Oak, Iowa 51566


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 22, 2000



TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of Red Oak Hereford Farms, Inc. (the "Company") will be held at the Red Coach Inn, Highway 34, Red Oak, Iowa, on Monday, May 22, 2000, at 10:30 a.m. (local time) for the following purposes:

         (1) to elect nine directors to hold office until the Annual Meeting of Shareholders in 2001, and until their successors are elected and qualified;

         (2) to consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 shares to 100,000,000 and the number of Preferred Stock from 5,000,000 to 10,000,000;

         (3) to consider and vote upon a proposal to approve the Company's 2000 Stock Option Plan;

         (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on April 14, 2000 will be entitled to vote at the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Peter Hudgins

                                            Peter Hudgins
                                            Secretary

May 2, 2000
Red Oak, Iowa

--------------------------------------------------------------------------------
   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO SIGN, MARK, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE, WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                          RED OAK HEREFORD FARMS, INC.
                               2010 Commerce Drive
                               Red Oak, Iowa 51566
                                  712-623-9224

                               -------------------

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 22, 2000

                               -------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Oak Hereford Farms, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders to be held on Monday, May 22, 2000, at 10:30 a.m., at the Red Coach Inn, Highway 34, Red Oak, Iowa, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy, and the Company's 1999 Annual Report have been mailed on or before May 2, 2000 to each shareholder of record at the close of business April 14, 2000.

         You are requested to sign, mark, and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the proxy intends to vote on such matters in accordance with his reasonable business judgement.

         Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. A shareholder may revoke a Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

         The expense of soliciting Proxies for the Annual meeting, including the cost of preparing, assembling, and mailing the Notice, Proxy, and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone, and possibly by facsimile transmission.

         As hereinafter used, and unless otherwise provided, the term "Executive Officers" refers to the President and Chief Executive Officer, Chief Operating Officer, and the Vice President and Chief Financial Officer.

                                VOTING SECURITIES

General

         Each holder of record of the Company's Common Stock, par value $0.001 per share, at the close of business on April 14, 2000, is entitled to one vote per share on matters that come before the Annual Meeting.

         The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders' meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt any proposal. For voting purposes, only shares voted either for or against the adoption of proposal or the election of directors, and neither Abstentions not Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.

         At the close business on April 14, 2000, there were 16,019,165 shares of the Company's Common Stock entitled to vote at the Annual Meeting.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth, as of April 14, 2000, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the Directors and nominees, and by all Directors and Executive Officers of the Company as a group:

                                                          Amount and Nature                  Percentage of Shares
                               Name of                       Of Beneficial                     Owned by Beneficial
 Title of Class           Beneficial Owner                  Ownership (1)                   Owners and Management
---------------    -------------------------------    --------------------------       ----------------------------------
Common             Gordon Reisinger                          6,812,653  (2)                           38%
                   Rural Route 3
                   Red Oak, Iowa 51566

Common             Cimarron Investments, LP                  2,433,333                                15%
                   Rural Route 3
                   Red Oak, Iowa 51566


Common             John Derner                               8,646,655  (3)                           45%
                   2353 213th Avenue
                   Milford, Iowa 51351

Common             JKSBM, LP                                 2,175,000                                14%
                   2353 213th Avenue
                   Milford, Iowa  51351

Common             Charles Kolbe                             1,112,154  (4)                           7%

Common             Dwayne Lewis                                 95,333  (5)                            *

Common             Charles Wilson                            1,397,625  (6)                           8%

Common             Marius Morin                                      0                                 *

Common             Johan Smit                                  325,000  (7)                           2%

Common             Jack Holden                                  45,334  (8)                            *

Common             Ron Daggett                                  92,334  (9)                            *

Common             All Officers and  Directors as           18,738,688  (10)                          81%
                   a Group: (12 persons)

--------------------------------------------------------------------------------
* Represents less than 1%

(1) Beneficial ownership has been determined pursuant to Rule 13(d)-3 (d) (1) under the Securities Exchange Act of 1934, as amended.

(2) Includes 512,820 shares owned by Cimarron Properties which is owned and controlled by Gordon Reisinger and 2,433,333 shares owned by Cimarron Investments, LP, a family partnership controlled by Mr. Reisinger. Also, includes 1,880,000 stock options held by Mr. Reisinger.

(3) Includes 2,175,000 shares owned by JKSBM, a family limited partnership, which is owned and controlled by Mr. Derner, and 512,821 shares owned by Derner's of Milford, a company controlled by Mr. Derner and 265,000 shares owned by the Derner Foundation which Mr. Derner controls. Also, includes 1,380,000 stock options held by Mr. Derner, 326,000 Common Stock purchase warrants and 311,000 Series B Preferred Stock convertible into 1,555,000 shares of Common Stock.

(4) Includes 512,821 shares owned by Wall Lake Cattle Company, a company controlled by Mr. Kolbe. Mr. Kolbe also holds 60,000 stock options.

(5) Includes options to purchase 5,000 shares of Common Stock and warrants to purchase 13,333 shares of Common Stock.

(6) Includes 48,750 shares of Common Stock, 220,000 shares of Series B Preferred Stock convertible into 1,100,000 shares of Common Stock and 3,900 Series C Stock which is convertible into Common Stock at a ratio of five to one and 229,375 warrants to purchase Common Stock.

(7) Includes 1,000 shares of Common Stock and 54,000 shares of Series B Preferred Stock convertible into 270,000 shares of Common Stock and 54,000 warrants.

(8) Includes options to purchase 5,000 shares of Common Stock and warrants to purchase 13,334 shares of Common Stock.

(9) Includes 17,000 shares of Common Stock held jointly with Mr. Daggett's spouse. Also includes warrants to purchase 30,334 shares of Common Stock jointly held and options to purchase 5,000 shares of Common Stock. Also includes 7,000 Series B Preferred shares convertible into 35,000 shares of Common Stock and 7,000 warrants.

(10) Includes warrants to purchase 740,476 shares of Common Stock, options to purchase 3,520,000 shares of Common Stock, 449,600 shares of Series B Preferred Stock and 3,900 shares of Series C Preferred Stock both convertible into Common Stock at a ratio of 5 to 1.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, nine persons will be elected to the Board of Directors to serve for one year.

         Listed below are the nominees for the Board of Directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director, but if that should occur, the Board of Directors reserves the right to nominate another person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

                             NOMINEES FOR DIRECTORS

         Johan Alexander Smit, Director, age 46. Mr. Smit is Managing Director of Smitfort Steel. As director of Smitfort-Staal BV, Mr. Smit manages a worldwide steel company. He attended the London School of Economics and received his Masters in Business Administration from the University of Neyerrode. Mr. Smit is an honorary member of the Dutch Export Federation, a board member of Business Club Zwijndrecht (ovz) and a supervisory board member of the Dutch Trading Company.

         Gordon Reisinger, Director and President, age 60. Prior to its acquisition by the Company, Mr. Reisinger was the managing partner and a 33.33% owner in Midland Cattle Company, which he formed in 1987. Midland is a cattle trader, which buys and sells feeder cattle nationwide, including cattle for the Companies Hereford programs. Mr. Reisinger has managed the Eldora Livestock auction his father built in 1939 and has been active in family farming and cattle operations, cattle feeding, commercial and farmer feedlot quality-control auditing, and nationwide cattle brokering his entire life. Mr. Reisinger holds a Bachelor's Degree in Animal Science from Iowa State University.

         John Derner, Director and Vice President, age 49. Mr. Derner owns and manages an 8,000 head cattle feedlot and a large row crop operation in West Lake Okoboji, Iowa. Mr. Derner also owns a manufacturing company, Shell Rock Products, Inc., which manufactures and distributes numerous ornamental concrete products nationwide.

         Charles Kolbe, Director and Chairman of the Board, age 58. Mr. Kolbe owns a family farming and cattle feeding operation in Lake View, Iowa. In addition to farming and cattle feeding operations, Mr. Kolbe has been active in the financial world, having held positions as a director and principal of banks in Iowa and Minnesota. Mr. Kolbe was a co-founder and 33.33% owner of Midland prior to its acquisition by the Company. He is on the executive committee of the Iowa Cattleman's Association, Iowa Beef Industry Council and the National Livestock and Meat Board. He is past President of the Iowa Cattleman's Association and past Chairman of the Iowa Beef Industry Council.

         Jack B. Holden, Director, age 35. Mr. Holden manages his family's Hereford operation, Holden Herefords, on a 2,000-acre ranch near Valier, Montana. Mr. Holden is active in the National Cattleman's Beef Association, Montana Stockgrowers and its Seedstock Committee. He is also active in the American Hereford Association and the Montana Farm Bureau. He serves as Director of the Montana Hereford Association, and Vice President and Director of the Pondera County Canal and Reservoir Company.

         Dwayne Lewis, Director, age 68. Mr. Lewis operates Lewis Feedlot. He currently runs approximately 17,000 cattle in this operation. He has been active in the Nebraska Livestock Feeders Association and chaired the Environmental Committee for the National Feeders Association. He has been a member of National Cattlemen's Beef Association and Nebraska Cattlemen's Association.

         Mr. Lewis' quarterhorse operation is recognized as one of the top stables in the United States. He has served as President of the Nebraska Quarterhorse Association and a member of the Board of Directors of the American Quarterhorse Association.

         Along with his cattle feeding and quarterhorse operations, Mr. Lewis and his two sons operate 3,500 acres of irrigated farmland. He has also served as Chairman of the Board of Gibbon Bank for twelve years. His community service included twenty years as a member and term as President of the local School Board in his district near Kearney, Nebraska.

         Ron Daggett, Director, age 53. Mr. Daggett served as a First Vice President, Sales for Dean Witter from 1994 to 1997. For the past three years, Mr. Daggett has served as First Vice President, Sales for First Union Securities.

         Marius Morin, Director, age 42. Mr. Morin has been a management consultant for international business development programs for the past fifteen years.

         Charles Wilson, Director, age 81. Mr. Wilson is Chairman, President, and CEO of Wilson Concrete Company. He has been President and CEO of the company since 1949. Mr. Wilson holds BS Degrees in both Civil and General Engineering from Iowa State University. Wilson has received numerous awards including the PCI (Precast/Prestressed Concrete Institute) Medal of Honor, an award given only eleven times in the last forty years and the Corporate Partner of the Year Award for his support of the Mid-American Counsel and the Nischa Nimat District of the Boy Scouts.

         During the fiscal year ended December 31, 1999, six scheduled meetings of the Board of Directors were held.

         The Company issues each director 1,000 shares of Common Stock for attendance at each meeting of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required under regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

         Certain Directors and Executive Officers have inadvertently omitted filing Form 3 or Form 4's within the required time period. The Forms 3 and 4 for each Director and Executive Officer either has been filed or is in the process of being filed.

         The Directors and Executive Officers include: Gordon Reisinger, John Derner, Charles Kolbe, Dwayne Lewis, Jack Holden, Ron Daggett, Marius Morin, Johan Smit, and Pete Hudgins.


                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants, keeping the Board informed with respect to the Company's accounting policies, and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit. The Audit Committee was created by corporate resolution by the Board of Directors on January 29, 1999. The Audit Committee members currently consist of Ron Daggett and Chuck Kolbe. The Audit Committee has held one meeting during the last fiscal year ended December 31, 1999.

         The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President, Chief Executive Officer, and the other key executive officers of the Company, including salary, bonus, and benefits under the various compensation plans maintained by the Company. The Compensation Committee members are Gordon Reisinger, Charles Kolbe, John Derner, and Charles Wilson. During the fiscal year ended December 31, 1999, there was one meeting of the Compensation Committee.

         The Board of Directors has a standing Nominating Committee charged with the responsibility of making its recommendations annually to the Board with respect to those persons for whose election as Directors by the shareholders' proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected Directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee, and, if nominated or elected, that he or she will serve as a Director. Recommendations should be sent to the Secretary of the Company by December 1, 2000, to consider and recommend the candidates to be nominated for election at the next meeting.


         EXECUTIVE OFFICERS (Not Also Directors):

         Harley Dillard, Vice President and Chief Financial Officer. Mr. Dillard worked in public accounting and then with Monfort of Colorado in several capacities, including plant Controller for the Monfort Greeley Slaughter Plant and Controller for the Monfort Portion Foods Division. He gained more consumer product experience as Controller and Director of Finance for the Denver Coca-Cola Franchise. From 1984 until 1996, Mr. Dillard held positions with Robertson Associates Manufacturing, Inc., ("RAMI") an aluminum beverage-packaging manufacturer. Mr. Dillard joined RAMI as Controller and was promoted to Vice President and Chief Financial Officer. Since 1996 until he joined the Company, Mr. Dillard was General Manager of Cruisin Cuisine/WP&G Distributing, a privately held manufacturer and distributor of wholesale food products. Mr. Dillard is a Certified Public Accountant.

         Pete Hudgins, Vice President - Special Projects. Mr. Hudgins' lifelong cattle industry experience began with his participation as the fifth generation of a commercial Hereford ranching and buying business in Texas. His entrepreneurial activities in real estate development, oil and gas, and niche cattle marketing bring a unique skill profile to the special projects of building a unique proprietary branded beef business. Among his responsibilities are investor, customer, and producer relations, which draw on substantial cattle organization and capital formation experience. He also coordinates projects with Mr. Reisinger and other management in various areas of the enterprise.

         John Schiering, Chief Operating Officer, Red Oak Farms, Inc. Mr. Schiering was appointed to his position in January of 2000. Since 1995, he has been a management consultant working primarily on confectionery projects. From 1985 to 1995, he was Vice President and General Manager of Borden Candy Products. Mr. Schiering holds a B.A. degree from Brown University and J.D. degree from the New England School of Law. Mr. Schiering is admitted to practice law in the Commonwealth of Massachusetts.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Compensation Policies Applicable To Executive Officers

         The purpose of the Company's executive compensation program is to attract, retain, and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1997 and 1998 Stock Option Plans. The Company's Compensation Committee (the "Committee") annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary and bonuses.

         Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals, which should lead to improved performance. The corporate performance measures, which the Committee considers, include sales, earnings, return on equity, and comparisons of sales and earnings with prior years, with budgets, and with the Company's competitors and peer group.

         The Compensation Committee does not rely on any fixed formula or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. The Committee exercises business judgment based on all of these criteria and the purpose of the executive compensation program.




                                                          Compensation Committee
                                                            Gordon Reisinger
                                                            Charles Kolbe
                                                            Ron Daggett

Compensation Committee Interlocks

         The Compensation Committee consists of Mr. Gordon Reisinger, who is the Chief Executive Officer of the Company, Mr. Charles Kolbe who is an employee of the Company and Mr. Ron Daggett who is an outside director.

                           Summary Compensation Table
--------------------------------------------------------------------------------

                                                                          Long-term Compensation
                                                                  ---------------------------------------
                                       Annual Compensation                   Awards            Payouts
                               --------------------------------------------------------------------------
                                                                        (1)

 Name and Principal                                  Other Annual    Restricted     Number of     LTIP       All Other
      Position        Year     Salary      Bonus     Compensation   Stock Awards     Options    Payouts    Compensation
--------------------------------------------------------------------------------------------------------------------------
Gordon Reisinger      1999    $ 120,000     -0-         $16,667        $3,500         -0-         -0-           $451
Chief Executive       1998    $ 120,000     -0-         $53,333       $97,970         -0-         -0-           -0-
Officer/President/    1997    $ 100,000  $ 106,802        -0-           -0-          5,000        -0-        $121,500
Director



Harley Dillard        1999    $ 125,000     -0-           -0-           -0-          60,000       -0-           -0-
Treasurer/Chief       1998    $ 110,000     -0-           -0-         $25,000       140,000       -0-           -0-
Financial Officer

--------------------------------------------------------------------------------

(1) Values of Restricted Stock Awards shown in the Summary Compensation Table are based on the average market price of the Company's Common Stock on the date of the grant.







                        Option Grants in Last Fiscal Year
                                Individual Grants

------------------------------------------------------------------------------------------------------------------------------------
                                            % of Total                                      Potential Realization
                                            Options                                         Value at Assumed
                                            Granted to        Exercise                      Annual Rates of Stock
                           Options          Employees         Price Per         Expiration  Price Appreciation for
Name                       Granted          in Fiscal Yr.     Share             Date        Option Terms(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            5%            10%

Harley Dillard, CFO        60,000              100%          $1.50             2009         $56,600       $143,436

(1) Amounts reported in the column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not represent the Company's estimate of future Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future market price of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common stock from the date of grant to the present date. The values shown are net of the exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

                PROPOSAL 2-APPROVAL OF INCREASE IN THE AUTHORIZED
                             SHARES OF COMMON STOCK

         On February 4, 2000, the Company's Board of Directors adopted and recommended that the shareholders of the Company approve an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 100,000,000 shares and to increase the number of Preferred Stock from 5,000,000 to 10,000,000. The proposed amendment would replace Article IV in its entirety as follows:

         Article IV The aggregate number of shares, which this corporation shall have authority to issue, are 110,000,000 shares. 100,000,000 shares of Common Stock having a par value of $.001 per share and 10,000,000 shares of Preferred Stock having a par value of $.001 per share. Stock of the corporation shall be of two classes, common and preferred, and both shall be issued in such classes and have such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully paid stock of this corporation shall not be liable to any further call or assessment.

         The Company is currently authorized to issue 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of April 14, 2000, the record date for the Annual Meeting, 16,019,165 shares of Common Stock were issued and outstanding and 1,412,190 shares of Preferred Stock were issued or to be issued.

         The Board of Directors of the Company believes that it is advisable to have available authorized but unissued shares of Common Stock and Preferred Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, without further shareholder action (except as may be required for a particular transaction by applicable law or requirements of regulatory agencies), for any proper corporate purpose including, among other things, future acquisitions, stock dividends, stock splits, convertible debt financing and equity financings. Holders of Common Stock do not have preemptive rights with respect to the future issuance of any shares of Common Stock.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock or Preferred Stock, other than for possible issuance in the future in connection with the Company's stock option plans. The additional authorized shares of Common Stock and Preferred Stock will allow the Company to maintain the flexibility to issue shares of Common Stock or Preferred Stock in the future without the potential expense or delay incident to obtaining the approval of the Company's shareholders by means of a special meeting of shareholders at such time.

         Issuing additional shares of Common Stock or Preferred Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company and, accordingly, making a change in control of the Company difficult. The Company is not aware of any attempt to obtain control of the Company.

         If the proposed amendment to the Company's Amended and Restated Certificate of Incorporation is approved, a Certificate of Amendment will be filed with the Secretary of State of Nevada as promptly as practicable thereafter. The amendment would be effective upon the date of filing.

         The affirmative vote of a majority of the outstanding shares of Common Stock present, or represented and entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation.

         The Board of Directors recommends that shareholders vote FOR the proposed amendment to the Amended and Restated Certificate of Incorporation.


                         PROPOSAL 3-APPROVAL OF THE 2000
                                STOCK OPTION PLAN

         In February 2000, the Board of Directors adopted a proposal to create the Company's 2000 Stock Option Plan (the "SOP") subject to shareholder approval. The reason for the new plan is to ensure that sufficient shares are available for issuance, which would support the Company's efforts to attract and retain highly qualified employees.

         The vote of a majority of the shares of Common Stock represented at the Annual Meeting (excluding broker non-votes) in person or by proxy is required to approve the SOP.

         The description that follows is an overview of the material provisions of the SOP. The description, however, does not purport to be a complete description of all the provisions of the SOP. Any shareholder that wants to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's executive offices in Red Oak, Iowa.

Description of the SOP and Option Terms

         The purpose of the SOP is to enable the Company to offer to its key employees, officers, directors, consultants and sales representatives whose past, present and/or potential contribution to the Company have been or will be important to the success of the Company. The Board of Directors believes that the proposed SOP will help the Company attract and retain highly qualified employees.

         The SOP provides for the granting of stock options to key employees, officers, directors, consultants and sales representatives who are deemed to have rendered or able to render significant services to the Company, and who are deemed to have contributed or to have the potential to contribute to the success of the Company. The stocks subject to options under the SOP are shares of the authorized but unissued or reacquired Common Stock. A participant is not required to exercise any stock options, which are granted to such participant pursuant to SOP. The number of shares of Common Stock available under the SOP is 2,000,000.

         The SOP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall automatically award employees a specific number of options on the date of the grant.

         The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Nonqualified Stock Option) a Stock Reload Option up to the amount of shares of Stock held by the Holder for a least six months and used to pay all or part of the exercise price of an Option and, if any, withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Reload Option is related.

         Stock appreciation rights may be granted to participants who have been, or are being granted, options under the SOP. In the case of nonqualified stock options, a stock appreciation right may be granted either at or after the time of the grant of such nonqualified stock option. In the case of an Incentive Stock Option, a stock appreciated right may be granted only at the time of the grant of such incentive option.

         Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the SOP. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

         Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the SOP. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

         Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable, in value in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.

         The Committee shall determine the eligible persons to whom and the time or times at which grants of such other stock-based awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards.

         If (i) any person or entity other than the Company and/or any shareholders of the Company as of the Effective Date acquire securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other awards granted and outstanding under the Plan shall be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Stock subject to such Options and awards on the terms set forth in this Plan and the respective agreements respecting such Options and awards.

         Under present tax law, the Federal income tax treatment of options granted under the SOP is generally as described below. Local and state tax authorities may also tax incentive compensation awarded under the SOP.

         Incentive Stock Options. With respect to options, which qualify as incentive stock options, a grantee will not recognize income for Federal income tax purposes at the time options are granted or exercised. If the grantee disposes of shares acquired by exercise of the options before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the options, the grantee will recognize in the year of disposition (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or
(2) the amount realized on disposition, exceeds the option price, and (b) capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the grantee will realize capital gain or loss (assuming the shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price.

         Non-Qualified Stock Options. With respect to options which do not qualify as incentive stock options, the grantee will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the difference between the amount paid by the grantee for the shares and the fair market value of the shares on the date of option exercise. Upon a subsequent disposition of the shares received under the option, the grantee will recognize capital gain or loss, as the case may be, to the extent of the difference between the fair market value of the shares at the time of exercise the amount realized on the disposition (assuming the shares are held as capital assets.)

         Except as described below, the Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount. As a grantee is required to recognize ordinary income as described above. To the extent a grantee realizes capital gains as described above, the Company will not be entitled to any deduction for Federal income tax purposes. Effective as of the passage of the Revenue Reconciliation Act of 1993, under Section 162 of the Internal Revenue Code, companies can no longer deduct compensation over $1 million paid to their chief executive officer and their four other most highly compensated officers, including compensation unless a plan meets certain requirements.

         With respect to accounting consideration, there is no charge to the Company's operations in connection with the grant or exercise of an option to employees or directors under the SOP. Unless the fair market value of the shares at the date of the grant exceeds the exercise price of the option, in which case there will be a charge to operations at the dates the option becomes exercisable in the amount of such excess. If there is no charge to the Company's operations, any material tax benefit received by the Company upon exercise of a non-qualified stock option or as a result of a disqualifying disposition of shares obtained upon exercise of incentive stock options is reflected as a credit to capital in excess of par value and not as income. Earnings per share (diluted) may be affected by the SOP by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock of the Company. This calculation reflects the potential dilutive effect, using the treasury stock method, of outstanding stock options anticipated to be exercised even though shares have not yet been issued upon exercise of these options. When shares are actually issued as a result of the exercise of stock options, dilution of earnings per share (primary) may result.

         The SOP shall be effective as of the date on which the Company's shareholders approved the SOP.

         Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be during the ten-year period following the Effective Date.

         As of April 14, 2000, there were approximately forty persons eligible to receive stock options under the SOP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 STOCK OPTION PLAN.


Certain Relationships and Related Party Transactions

         Mr. Gordon Reisinger is paid an annual salary of $120,000 as President of the Company. Mr. Reisinger was also paid a consulting fee of $16,667 in 1999. Mr. Reisinger is part owner of a company that leases an office building to the Company. The lease payments made in 1999 were $48,000. He was also issued 3,000 shares of Common Stock for his services as a director. In February 2000, Mr. Reisinger was granted options to purchase 500,000 shares of Common Stock. During 1999, the Company purchased cattle totaling $389,881 from Mr. Reisinger and a company owned by Mr. Reisinger. During 1999, the Company provided an automobile for Mr. Reisinger. Compensation to Mr. Reisinger for vehicle costs totaled $451 in 1999.

         Mr. John Walker, Mr. Reisinger's son-in-law, works for the Company. He buys and sells cattle and was paid $60,000 for his services in 1999. Mr. Walker and his wife, Mrs. Kathy Walker, own an entity that buys cattle from the Company. During 1999, cattle purchases by Mr. and Mrs. Walker from the Company were approximately $849,016. In order to insure a sufficient supply of Hereford cattle, the Company enterer into financing arrangements, i.e., repurchase agreements, with related parties during 1999. The Company's agreement with the related party is that the Company retains the benefit from any gains on the cattle and the risk of any losses. In addition, the Company reimburses the related party for any costs incurred on the cattle, such as grain, vet, yardage, etc., as well as pays interest on the funds advanced by the related party to "purchase" the cattle and to pay other expenses related to the cattle. The cattle are purchased by the Company for meat processing. During 1999, the Company paid $448,342 under this arrangement. Mrs. Walker works as a part-time bookkeeper for the Company and for those services the Company paid $5,400 in 1999.

         Mr. Todd Reisinger, Mr. Reisinger's son, was a meat salesman for the Company and was paid $27,500 in 1999.

         Mr. Charles Kolbe, a director and employee of the Company, received 3,000 shares as director fees in 1999. Mr. Kolbe also received consulting fees from the Company totaling $16,667 in 1999. Mr. Kolbe also received $60,000 for work performed for the Company. During 1999, the Company purchased cattle totaling $302,305 from Mr. Kolbe and Mr. Kolbe's company purchased cattle from the Company totaling $199,369.

         Mr. Reisinger, Mr. Walker, and Mr. Kolbe are owners of a trucking business that transported cattle for the Company. During 1999, this entity was paid $148,403 for its services.

         Mr. Reisinger and Mr. Walker are part owners of a trucking company that transports cattle for the Company. During 1999, this entity was paid $8,927.

         Mr. Dwayne Lewis, a director of the Company, was issued 3,000 shares of Common Stock for services as a director. During 1999, the Company sold cattle to his entity totaling $1,507,130 and purchased cattle totaling $12,073,894.

         Mr. John Derner was paid a consulting fee of $16,667 from the Company in 1999. He was also paid a salary of $60,000 as an employee. He was issued 3,000 shares of Common Stock for his services as a director of the Company. Mr. Derner is an owner of an entity that purchases cattle from the Company. In 1999, such purchases totaled approximately $860,088. Also during 1999, the Company purchased cattle totaling $4,743,111 from a company owned by Mr. Derner. Mr. Derner also provided an airplane for the use by the Company. The Company pays Mr. Derner rent on the airplane. The Company makes payments for the pilot, fuel, and expenses to third parties. The total of rent expense paid for 1999 was $21,000.

         Messrs. Holden and Daggett each were issued 3,000 shares of Common Stock for their services as directors of the Company. Mr. Smit was issued 1,000 shares of Common Stock for his services as a director during 1999.

         Mr. Harley Dillard, the Company's Chief Financial Officer, received compensation in 1999 totaling $125,000. Mr. Dillard was also granted options to purchase 60,000 shares of Common Stock during 1999.

         Mr. John Schiering, the Chief Operating Officer of Red Oak Farms, Inc., the Company's wholly-owned subsidiary, has an employment agreement that provides for a monthly salary of $11,250. The initial term of the agreement is six months effective January 1, 2000. The agreement may be renewed upon the mutual consent of both parties for an additional two years. Mr. Schiering commutes from his home in Carmel, Indiana. The Company pays his transportation costs and his living expenses while in Red Oak. Upon the signing of the agreement, Mr. Schiering was granted options to purchase 25,000 shares of Common Stock. The options were granted and vested on January 1, 2000, and will expire on January 1, 2001. In the event Mr. Schiering is terminated without cause, he will be entitled to his regular pro-rated salary for a one hundred and twenty day period following notice of termination.

         Mr. Pete Hudgins was paid $61,333 during 1999 in salary. The Company provided Mr. Hudgins with an automobile. Compensation to Mr. Hudgins for vehicle costs totaled $1,610 in 1999. During 1999, Mr. Hudgins and another employee of the Company sold cattle to the Company totaling $158,984.

                                PERFORMANCE GRAPH

         Comparison of three-year cumulative total return among Red Oak Hereford Farms, Inc. (HERF) and The Bloomberg Food-Meat Products Group (FMP*).

                                  Total Return
                      Stock Price Plus Reinvested Dividends


           ----------------------------------------------------------
                                   HERF                 FMP*
           ----------------------------------------------------------
           12/31/96               $ 2.00               $ 12.39
           12/31/97               $ 5.00               $ 17.82
           12/31/98               $ 0.75               $ 13.74
           12/31/99               $ 1.25               $ 8.81
           ----------------------------------------------------------


* Based on information from the Bloomberg Food-Meat Products Group, as available from Bloomberg, which includes the following companies, but from which the company has been excluded:

    Hormel Foods Corporation, Iowa Beef Packers Inc., Smithfield Foods Inc., Thorn Apple Valley Inc., Fresh Foods Inc., Doughtie's Foods Inc., Cattleman's Inc., Rymer Foods Inc., and Agri-Foods International Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The intention of the Board of Directors is to select HLB Gross Collins, P.C. for the 2000 fiscal year as the Company's certifying accountants. HLB Gross Collins, P.C. will be available to answer questions at the Annual Meeting and make any statement, if they so choose.

         On December 4, 1998, BDO Seidman, LLP resigned as the Company's certifying accountants. During the most recent fiscal year for which BDO Seidman, LLP issued a report (1997), there was no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. BDO Seidman, LLP's report on the financial statements for the fiscal year ended December 31, 1999, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

         On January 18, 1999, the Company retained HLB Gross Collins, P.C. as the Company's certifying accountants.


                                 OTHER BUSINESS

         The Board of Directors does not know of any other business to come before the Annual Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.


                      PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission ("SEC") and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2001 Annual Meeting, under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such proposal must be received by the Company on or before December 1, 2000.

         In connection with the Company's 2001 Annual Meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder's notice is not received by the Company on or before February 7, 2001, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

         The above summary, which sets forth only the procedures by which business may be properly brought before and voted upon at he Company's Annual Meeting, is qualified in its entirety by reference to the Company's By-Laws.

         All shareholder proposals and notices should be directed to the Secretary of the Company at 2010 Commerce Drive, Red Oak, Iowa 51566.

                     ANNUAL REPORT ON FORM 10-K FILED WITH
                       SECURITIES AND EXCHANGE COMMISSION

         A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 may be obtained, without charge, by any shareholder, upon written request directed to Peter Hudgins, Secretary, Red Oak Hereford Farms, Inc., 2010 Commerce Drive, Red Oak, Iowa 51566.


                                                 /s/ Peter Hudgins

                                              By Order of the Board of Directors
                                                 Peter Hudgins
                                                 Secretary

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s), if no direction is made, this Proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the proposal to amend the Company's Amended and Restated Certificate of Incorporation as described in the proxy statement, and "FOR" the approval of the Company's 2000 Stock Option Plan. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.
         THE UNDERSIGNED HEREBY ACKOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THERE WITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEY AND PROXY MAY DO BY VIRTUE HEREOF.

                                          Dated:  _________________, 2000


                                          -------------------------------
                                          (Shareholder's Signature)

                                          -------------------------------
                                          (Shareholder's Signature)

Note: Please mark, date, and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

                                                                           FRONT

                          RED OAK HEREFORD FARMS, INC.
                     2010 COMMERCE DRIVE, RED OAK, IA 51566

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of RED OAK HEREFORD FARMS, INC. (the "Company") hereby appoints PETER HUDGINS as the attorney-in-fact and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the Annual Meeting of shareholders of the Company to be held on Monday, May 22, 2000 at 10:30 a.m. at the Red Coach Inn, Highway 34, Red Oak, Iowa 51566, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

Proposal 1 - Election of Directors:
[ ]  FOR all nine nominees listed below.
[ ]  WITHHOLD AUTHORITY to vote for all nine nominees for director listed below
[ ] FOR all nine nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
Nominees: Gordon Reisinger, John Derner, Ron Daggett, Charles Wilson,
Dwayne Lewis, Jack Holden, Charles Kolbe, Johan Smit, and Marius Morin.

PROPOSAL 2 - Amendment to the Company's Amended and Restated Certificate of Incorporation as described in the proxy statement.

                  [ ]  FOR        [ ]  AGAINST           [ ] ABSTAIN

PROPOSAL 3 - Approval of the Company's 2000 Stock Option Plan.

                  [ ]  FOR        [ ]  AGAINST           [ ] ABSTAIN

PROPOSAL 4 - TO transact such other business as may properly come before the meeting and any adjournments thereof.


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